As filed with the U.S. Securities and Exchange Commission on August 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELIEM THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	83-2273741
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Eliem Therapeutics, Inc.

23515 NE Novelty Hill Road, Suite B221 #125

Redmond, WA 98053

(425) 276-2300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Azelby

Chief Executive Officer

Eliem Therapeutics, Inc.

23515 NE Novelty Hill Road, Suite B221 #125

Redmond, WA 98053

(425) 276-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Hambelton Sonya Erickson Julia Stark Cooley LLP 1700 Seventh Avenue Seattle, WA 98101 (206) 452-8756	James B. Bucher Executive Vice President and General Counsel Eliem Therapeutics, Inc. 23515 NE Novelty Hill Road, Suite B221 #125 Redmond, WA 98053 (425) 276-2300	Brian J. Cuneo Phillip S. Stoup Latham & Watkins LLP 140 Scott Drive Menlo Park, CA (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-257980)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, par value $0.0001 per share	460,000	$12.50	$5,750,000	$628

(1)	Includes 60,000 shares that the underwriters have the option to purchase.
(2)

The Registrant is registering 460,000 shares pursuant to this Registration Statement, which shares are in addition to the 6,900,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-257980).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended.
(4)	The registration fee is based upon the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Eliem Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-257980) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on July 16, 2021, and which the Commission declared effective on August 9, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 460,000 shares, 60,000 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock to cover over-allotments. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Form of Opinion of Cooley LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (File No. 333-257980) filed on July 16, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on August 9, 2021.

ELIEM THERAPEUTICS, INC.

By:	/s/ Robert Azelby
Robert Azelby
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date
/s/ Robert Azelby Robert Azelby	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2021

/s/ Erin M. Lavelle Erin M. Lavelle	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2021

* Andrew Levin, M.D., Ph.D.	Director	August 9, 2021

* Judith Dunn, Ph.D.	Director	August 9, 2021

* Leone Patterson	Director	August 9, 2021

* Liam Ratcliffe, M.D., Ph.D.	Director	August 9, 2021

* Adam Rosenberg	Director	August 9, 2021

* Simon Tate	Director	August 9, 2021

*By:	/s/ Robert Azelby
Robert Azelby
Attorney-in-Fact